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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders of
 Kopin Corporation:

   We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-87429 of Kopin Corporation on Form S-3 of our report dated February 16, 1999 included in the Annual Report on Form 10-K of Kopin Corporation for the year ended December 31, 1998, and to the use of our report dated February 16, 1999, appearing in the prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts

October 8, 1999